Exhibit 99.1

NEW BEGINNINGS ACQUISITION CORP.

BALANCE SHEET

November 3, 2020

		Pro Forma
	November 3, 2020	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Current asset - cash	$1,617,885	$-		$1,617,885
Total current assets	1,617,885	-		1,617,885
Cash held in trust account	101,000,000	15,000,000	(a)	116,150,000
		450,000	(b)
		(300,000)	(c)

Total Assets	$102,617,885	$15,150,000		$117,767,885

Liabilities and Stockholders’ Equity
Deferred underwriting discount	3,500,000	525,000	(d)	4,025,000
Total Liabilities	3,500,000	525,000		4,025,000

Commitments and Contingencies
Common stock subject to possible redemption, 9,318,602 and 10,766,622 shares at redemption value, respectively	94,117,880	14,625,000	(e)	108,742,880

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,056,398 and 4,153,378 shares issued and outstanding (excluding 9,318,602 and 10,766,622 shares subject to possible redemption, respectively)	406	150	(a)	416
		5	(b)
		(145)	(e)

Additional paid-in capital	5,000,060	14,999,850	(a)	5,000,050
		449,995	(b)
		(300,000)	(c)
		(525,000)	(d)
		(14,624,855)	(e)

Accumulated deficit	(461)	-		(461)
Total Stockholders’ Equity	5,000,005	-		5,000,005

Total Liabilities and Stockholders’ Equity	$102,617,885	$15,150,000		$117,767,885

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of New Beginnings Acquisition Corp. (the “Company”) as of November 3, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 9, 2020 and November 12, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per share and one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On November 9, 2020, the Underwriters partially exercised the over-allotment option to purchase 1,000,000 Units (the “Over-Allotment Units”), and on November 12, 2020, the Underwriters fully exercised the over-allotment option to purchase the remaining 500,000 Over-Allotment Units, generating an aggregate of gross proceeds of $15,000,000, and incurred $300,000 in deferred underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 45,000 private units (the “Private Units”) to New Beginnings Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $10 per Private Units, generating gross proceeds of $450,000.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $116,150,000 ($10.10 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Units described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$15,000,000
	Common stock		$150
	Additional paid-in capital		$14,999,850
	To record sale of 1,500,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$450,000
	Common stock		$5
	Additional paid-in capital		$449,995
	To record sale of 45,000 Private Units at $10.00 per Private Unit

(c)	Additional paid-in capital	$300,000
	Cash held in trust account		$300,000
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	$525,000
	Deferred underwriting discount		$525,000
	To record additional deferred underwriting fee on overallotment option

(e)	Common stock	$145
	Additional paid-in capital	$14,624,855
	Common stock subject to possible redemption		$14,625,000
	To record common stock out of permanent equity into mezzanine redeemable stock